Exhibit 5

                        SIDLEY AUSTIN BROWN & WOOD LLP

       CHICAGO               787 SEVENTH AVENUE                 BEIJING
        ----               NEW YORK, NEW YORK 10019              ----
       DALLAS               TELEPHONE 212 839 5300              GENEVA
        ----                FACSIMILE 212 839 5599               ----
     LOS ANGELES                www.sidley.com                 HONG KONG
        ----                                                     ----
    SAN FRANCISCO                                               LONDON
        ----                                                     ----
   WASHINGTON, D.C.              FOUNDED 1866                  SHANGHAI
                                                                 ----
                                                              SINGAPORE
                                                                 ----
                                                                TOKYO


                                March 27, 2003

LaSalle Hotel Properties
4800 Montgomery Lane, Suite M25
Bethesda, Maryland 20814

Ladies and Gentlemen:

           This opinion is furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares"), Common Share Warrants (the "Warrants"), Preferred Shares of Beneficial Interest, $.01 par value per Share (the "Preferred Shares") and Depositary Shares representing Preferred Shares (the "Depositary Shares"), of LaSalle Hotel Properties, a Maryland Real Estate Investment Trust (the "Company"), with an aggregate public offering price of up to $300,000,000.

           In connection with rendering this opinion, we have examined the Company's Articles of Amendment and Restatement of Declaration of Trust and the Company's Amended and Restated Bylaws; such records of the proceedings of the Company as we deemed appropriate; the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

           We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

           Based upon the foregoing, we are of the opinion that:

           (a) The Common Shares have been duly authorized by the Company and, when (i) duly executed and delivered by the Company pursuant to the authority granted by the Company's Board of Trustees and (ii) paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.


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           (b) The Preferred Shares have been duly authorized by the Company and, when (i) the final terms thereof have been duly established by the Company in accordance with the applicable articles supplementary and certificates representing such shares have been duly executed and delivered by the Company pursuant to the authority granted by the Company's Board of Trustees and (ii) paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.

           (c) The Warrants have been duly authorized by the Company and, when
(i) the final terms thereof have been duly established by the Company and certificates representing such Warrants have been duly executed by the Company pursuant to the authority granted by the Company's Board of Trustees, (ii) countersigned and delivered by the applicable warrant agent in accordance with the applicable warrant agreement (as described in the applicable Prospectus Supplement) and (iii) paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company and will entitle the registered holders thereof to the rights specified in the applicable warrant agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (d) The Depositary Shares have been duly authorized by the Company and, when (i) the final terms thereof have been duly established by the Company pursuant to authority granted by the Company's Board of Trustees, (ii) the depositary receipts (as described in the applicable Prospectus Supplement) representing such Depositary Shares have been duly executed and delivered by the applicable depositary in accordance with the applicable deposit agreement (as described in the applicable Prospectus Supplement), (iii) paid for by the purchasers thereof and (iv) all necessary action for the issuance of the underlying Preferred Shares has been taken, will be validly issued and will entitle the registered holders thereof to the rights specified in such deposit agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

           Very truly yours,

           /s/ SIDLEY AUSTIN BROWN & WOOD LLP